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Cushman & Wakefield of Illinois, Inc.              [LOGO OF CUSHMAN & WAKEFIELD]
455 N. Cityfront Plaza Drive
Suite 2800
Chicago, IL 60611-5555
Tel: (312) 470-1800
Fax: (312) 470-3800

                                                                     Exhibit 99h

April 16, 1999


Ms. Beverly A. Wyckoff, Esq.
Legal Department
Zenith Electronics Corporation
1000 Milwaukee Avenue
Glenview, Illinois 60025

Re:  SEC Registration Reference
     Various Properties located in Illinois, Texas, and Mexico

Dear Ms. Wyckoff:

Permission is hereby given for the public disclosure, as part of Zenith's disclosures to the SEC (registration statement form S-4, dated as of August 10, 1998, as amended), of the contents of the referenced appraisals (please refer to Exhibit "A"), performed by Cushman & Wakefield of Arizona, Inc., and Cushman & Wakefield of Illinois, Inc., concerning Zenith's real property located in Illinois, Texas, and Mexico, and referenced in Exhibit "A". It is our understanding that the above registration is being filed as part of Zenith's planned restructuring, and our permission is subject to such intended use and disclosure pursuant to the terms and conditions of the Indemnity Agreement (and Exhibit "A") executed between the parties.

Sincerely

Cushman & Wakefield of California, Inc.

/s/ Stanley R. Dennis, Jr.
    Stanley R. Dennis, Jr., MAI

SRD:sjb



                                  Exhibit "A"
                                      To
                         Indemnity Agreement given by
                 ZENITH ELECTRONICS CORPORATION ("Indemnitor")
                                  In favor of
                 C & W, as defined therein and its Affiliates

                     ---------------------------------


Appraisals of property described as follows:

     1. Cushman & Wakefield of Illinois, Inc. Appraisal file No. 98-398 dated as of October 1, 1998 and relating to the Zenith Corporate Headquarters Facility, 1000 Milwaukee Avenue, Glenview, Cook County, Illinois in a self-contained report
     2. Cushman & Wakefield of Illinois, Inc. Appraisal file No. 98-217 dated as of June 1, 1998 and relating to the Zenith Corporate Headquarters Facility, 1000 Milwaukee Avenue, Glenview, Cook County, Illinois in a self-contained report
     3. Cushman & Wakefield of Arizona, Inc. Appraisal file No. 98-90847 dated as of May 27, 1998 and relating to Zenith Plant 15, 6601 South 33/rd/ Street, McAllen Foreign Trade Zone, McAllen, Hildalago County, Texas in a self-contained report
     4. Cushman & Wakefield of Illinois, Inc. Appraisal file No. 98-217-2 dated as of May 21, 1998 and relating to the Zenith Electronics Corporation Rauland Pictures Tube Division Plant #25, 2407 West North Avenue, Melrose Park, Cook County, Illinois in a self-contained report
     5. Cushman & Wakefield of Arizona, Inc. Appraisal file No. 98-90843 dated as of May 28, 1998 and relating to Electro Partes de Matamoros, SA de CV manufacturing and warehouse facility located General Lauro Villar KM4, Number 700H, Matamoros, Tamaulipas, Mexico in a self-contained report
     6. Cushman & Wakefield of Illinois, Inc. Appraisal file No. 98-217-1 dated as of May 21, 1998 and relating to the Zenith Electronics Corporation Rauland Picture Tube Division Plant #45, 2155 Rose Street (25/th/Avenue) unincorporated Leyden Township, Cook County, Illinois in a self-contained report
     7. Cushman & Wakefield of Arizona, Inc. Appraisal file No. 99-9011 dated as of January 13, 1999 and relating to Zenco de Chihuahua, S.A. de C.V. industrial manufacturing/warehouse facility, Carretera Pan Americana, Parque Industrial Aeropuerto, C.P. 32690, Ciudad Juarez, Chihuahua, Mexico in a self-contained report
     8. Cushman & Wakefield of Arizona, Inc. Appraisal file No. 98-9084 dated as of May 29, 1998 and relating to Zenco de Chihuahua, S.A. de C.V. industrial manufacturing/warehouse facility, Carretera Pan Americana, Parque Industrial Aeropuerto, C.P. 32690, Ciudad Juarez, Chihuahua, Mexico in a self-contained report
     9. Cushman & Wakefield of Arizona, Inc. Appraisal file No. 98-90842 dated as of May 29, 1998 and relating to Cableproductos de Chihuahua, S.A. de C.V. industrial manufacturing/warehouse facility, Prolongacion Avenue de Las Americas, Parque Industrial Las Americas, Chihuahua, Chihuahua, Mexico in a self-contained report

To be referenced in the following material:

     Zenith Electronics Corporation Registration Statement on Securities and Exchange Commission Form S-4 dated as of August 10, 1998, as amended, and relating to Zenith's planned restructuring (Amendment No. 3 to be filed in April 1999 shall include as exhibits the Appraisals described above.)